EXHIBIT 23.1--CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 and related Prospectus of First Financial Bancorp. for the registration of 300,000 shares of its common stock and to the incorporation by reference therein of our report dated January 15, 1997, with respect to the consolidated financial statements of First Financial Bancorp. incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1996, as filed with the Securities and Exchange Commission.





                                                              /s/Ernst & Young
                                                              -----------------
                                                              ERNST & YOUNG LLP


Cincinnati, Ohio
April 23, 1997